Exhibit 10.6

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated this 31st day of March, 2025 (the “Effective Date”), by and among Polyrizon Ltd., an Israeli corporation (the “Company”), and each Holder identified on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, contemporaneously with the execution of this Agreement, the Company will enter into that certain Securities Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”) with various purchasers party thereto, including the Holders (the “Purchasers”), pursuant to which the Purchasers will purchase, and the Company will issue, (i) Ordinary Shares of the Company, and (ii) Series A Warrants to Purchase Ordinary Shares in the form attached to the Purchase Agreement as Exhibit 1.14.1 (the “New Series A Warrants”);

WHEREAS, the Holders hold the number of Ordinary Shares Purchase Warrants issued to certain Holders with an original issuance date of October 30, 2024 which were issued in the Company’s initial public offering or in connection therewith exercisable into the number of Ordinary Shares of the Company, all as set forth on the respective Holder signature pages hereto (the “Existing Warrants”), all in the amounts set forth on the Holder signature pages hereto;

WHEREAS, each Holder desires to exchange the Existing Warrants for Warrants to Purchase Ordinary Shares, substantially in the form of the New Series A Warrants (the “Exchange Warrants”), and the Company desires to issue the Exchange Warrants in exchange for the Existing Warrants, as set forth on the Holder signature pages hereto, and on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Holders hereby agree as follows:

Section 1. Definitions. The following terms have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ordinary Shares” means the common shares of the Company, without par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange, (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Purchase Agreement and the Exchange Warrants.

“Warrant Shares” shall have the meaning ascribed to such term in the Exchange Warrants. For the avoidance of doubt, such Warrant Shares include all Ordinary Shares issued and issuable pursuant to the terms of the Exchange Warrants, in each case without respect to any limitation or restriction on the exercise of the Exchange Warrants.

Section 2. Exchange and Waiver. Subject to and upon the terms and conditions set forth in this Agreement, each Holder hereby agrees that the Existing Warrants listed below such Holder’s name on the Holder signature pages hereto are deemed surrendered and, in exchange therefore, the Company shall issue to such Holder the Exchange Warrants, in such amounts and to such Holders as set forth on the respective Holder signature pages hereto (each, an “Exchange”).

1.1. 2.1 Closing. On the Trading Day immediately following the date hereof (the “Closing Date”), the Company will issue and deliver (or cause to be issued and delivered) the Exchange Warrants to each applicable Holder, or in the name of a custodian or nominee of such Holder, or as otherwise requested by such Holder in writing, and such Holder will be deemed to have surrendered to the Company the applicable Existing Warrants set forth on the Holder signature pages hereto (such terms, the “Closing”). Notwithstanding anything to the contrary herein, in no event shall any Holder’s voting rights in the Company or ownership of the Company’s issued and outstanding share capital exceed 4.99% immediately after giving effect to the issuance of the Exchange Warrants on the Closing Date.

2.2 Exchange Warrants Delivery. On the Closing, the Company shall deliver the Exchange Warrants applicable to each Holder as directed by each such Holder.

2.5 Exercisability of Exchange Warrants. The Exchange Warrants will not become exercisable until the Release Date (as defined in the New Purchase Agreement).

2.6 Registration The Exchange Warrants shall be registered as set forth in the Registration Rights Agreement (as defined in the Purchase Agreement)..

Section 3. Representations and Warranties of the Company. The Company, represents and warrants to each Holder that:

3.1 Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2 Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other transaction documents to which it is a party, the issuance of the Exchange Warrants in connection with the Exchange and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien (except liens in favor of such Holder) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.4 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required by Section 19, and (ii) the filing of Form D (if applicable) and Form 6-K with the Commission and such filings as are required to be made under applicable state securities laws and (iii) the Shareholder Approval (as defined in the Purchase Agreement) (collectively, the “Required Approvals”).

3.5 Issuance of the Exchange Warrants. The Exchange Warrants are duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions provided for in the Transaction Documents.

3.6 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Exchange Warrants.

3.7 Private Placement. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the issuance of the Exchange Warrants by the Company to the Holders as contemplated hereby. The issuance of the Exchange Warrants hereunder does not contravene the rules and regulations of the Trading Market.

3.8 Listing and Maintenance Requirements. The Ordinary Shares is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Company’s SEC filings, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.9 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to any Holder as a result of such Holder and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Exchange Warrants and the Holder’s ownership of the Exchange Warrants or the Warrant Shares (as defined below).

3.10 No Integrated Offering. Assuming the accuracy of the Holders’ representations and warranties set forth in this Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3.11 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or issued any of the Exchange Warrants by any form of general solicitation or general advertising. The Company has offered the Exchange Warrants only to the Holders and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.12 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Holders are acting solely in the capacity of an arm’s length party with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Holder or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Holders’ agreement to participate in the Exchange. The Company further represents to the Holders that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.13  Non-Shell Representation. The Company hereby represents that it is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.

Section 4. Representations and Warranties of the Holders. Each Holder represents and warrants to the Company, with respect to itself only, that:

4.1 Ownership of the Existing Warrants. Such Holder is the legal and beneficial owner of the Existing Warrants. Such Holder paid for the Existing Warrants and owns the Existing Warrants outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

4.2 No Public Sale or Distribution. Such Holder is acquiring the Exchange Warrants in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Exchange Warrants for any minimum or other specific term and reserves the right to dispose of the Exchange Warrants at any time in accordance with the terms of the Exchange Warrants and an exemption from the registration requirements of the Securities Act and applicable state securities laws. Such Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Existing Warrants or the Exchange Warrants.

4.3 Accredited Investor and Affiliate Status. At the time such Holder was offered the Exchange Warrants, it was, as of the date hereof, it is, and as of the date it converts the Exchange Warrants, it will be, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Such Holder is not, and has not been, for a period of at least three (3) months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than 10% of the common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

4.4 Reliance on Exemptions. Such Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to complete the Exchange and to acquire its pro-rata portion of the Exchange Warrants.

4.5 Information. Such Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by such Holder. Such Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein. Such Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to such Holder, and such Holder has not relied on any statement of the Company not contained in such documents in connection with such Holder’s decision to enter into this Agreement and the Exchange.

4.6 Risk. Such Holder understands that its investment in the Exchange Warrants involves a high degree of risk. Such Holder is able to bear the risk of an investment in the Exchange Warrants including, without limitation, the risk of total loss of its investment. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

4.7 No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Warrants nor have such authorities passed upon or endorsed the merits of the Exchange Warrants.

4.8 Organization; Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

4.9 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms. The execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Existing Warrants) will not result in a violation of the organizational documents of such Holder.

4.10 Prior Investment Experience. Such Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Existing Warrants or the Exchange Warrants, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

4.11 Tax Consequences. Such Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for such Holder which will result from entering into the Agreement and from consummation of the Exchange. Such Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding this Agreement and the Exchange.

Each Holder shall be required to provide the Company with a valid exemption from withholding tax in a form satisfactory to the Company, prior to the issuance of the Exchange Warrants. In the event that a Holder fails to provide such exemption and the Company incurs and pays any withholding tax obligation on behalf of the Holder in connection with such exchange, the Holder hereby undertakes to reimburse and repay the Company in full for any and all amounts paid by the Company, including but not limited to withholding taxes, penalties, interest, and related costs, within 7 days of written demand by the Company.

4.12 No Voting Agreements. Such Holder is not a party to any agreement or arrangement, whether written or oral, between the Holder and any other Holder and any of the Company’s existing shareholders as of the date hereof or a corporation in which the Company’s shareholders are an Interested Party (as defined in the Israeli Companies Law, 5759-1999 (the “Companies Law”)) as of the date hereof, regulating the management of the Company, the shareholders’ rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Company’s shareholders, directors or officers.

4.13 Significant Shareholder Under the Companies Law. Except as otherwise disclosed to the Company, each Holder does not own, immediately as of the Closing Date, five percent (5.0%) or more of the Company’s outstanding Ordinary Shares or voting power (or as otherwise would be classified as a ’significant shareholder’ (Ba’al Menaya Mahuti) under the Companies Law).

4.14 No Intent to Effect a Change of Control.  Such Purchaser has no present intent to effect a “change of control” of the Company as such term is interpreted and understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

Section 5. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction on the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing such Holder with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement.

5.2 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Holders contained herein (unless as of a specific date therein).

Section 6. Conditions Precedent to Obligations of the Holders. The obligation of each Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction on the Closing Date of each of the following conditions, provided that these conditions are for each such Holder’s sole benefit and may be waived by the applicable Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

6.2 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein); and

6.3 Performance. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holders each hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holders each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 8. Indemnification of Holder. Subject to the provisions of this Section 8, the Company will indemnify and hold each Holder and its directors, officers, managers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Holder Parties in any capacity (including a Holder Party’s status as an investor), or any of them or their respective Affiliates, by the Company or any stockholder of the Company who is not an Affiliate of such Holder Party, arising out of or relating to any of the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Holder Parties; provided, however, that such indemnification shall not cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to any Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such Holder Party in any Transaction Document or any conduct by a Holder Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder Party. Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the applicable Holder Party (which may be internal counsel), a material conflict on any material issue between the position of the Company and the position of such Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Holder Party under this Agreement for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. In addition, if any Holder Party takes actions to collect amounts due under any Transaction Documents or to enforce the provisions of any Transaction Documents, then the Company shall pay the costs incurred by such Holder Party for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements. The indemnification and other payment obligations required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, that if any Holder Party is finally judicially determined not to be entitled to indemnification or payment under this Section 8, such Holder Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Holder Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 9. Fees and Expenses. Except as expressly set forth below, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 10. Certificates. Certificates evidencing the Warrant Shares shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Warrant Shares pursuant to Rule 144; (iii) if the Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise or alternative cashless exercise of the Exchange Warrants) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after any of the events described in (i)-(iii) in the preceding sentence if required by the Company’s transfer agent to effect the removal of the legend hereunder (with a copy to each Holders and its broker). If all or any portion of an Exchange Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 10, it will, no later than one (1) Trading Day following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section 10. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the applicable Holder by crediting the account of such Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

Section 11. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 12. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 13. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 14. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holders, the Company, its affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holders make any representation, warranty, covenant or undertaking with respect to such matters; provided, however, that all representations and warranties contained in the Loan Agreement, shall be incorporated herein. No provision of this Agreement may be amended other than by an instrument in writing signed by each of the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be as set forth in their respective signature page or to such other address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 16. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchange Warrants. The Holder may assign some or all of their rights hereunder without the consent of any of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 17. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 3 and 4, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 18. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 19. Securities Laws Disclosure; Publicity. The Company shall by 9:00 a.m. (New York City time) on [●], 2025, file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto with the Commission. From and after the filing of such Form 6-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to any of the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of such Form 6-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted under this clause (b).

Section 20. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 19, the Company covenants and agrees that neither it, nor any other Person acting on its behalf has provided nor will provide the Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Holder shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

[Signature Pages Follow]

[PLRZ Exchange Agreement – Company Signature Page]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

POLYRIZON LTD.		Address for Notice:

By:		Email:
Name:	Tomer Izraeli
Title:	Chief Executive Officer

[PLRZ Exchange Agreement – Holder Signature Page]

Name of Holder:	[●]
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:	[●]
Title of Authorized Signatory:	[●]
Email Address of Authorized Signatory:	[●]
Address for Notice to Holder:	[●]
Address for Delivery of Exchange Warrants to Holder (if not same as address for notice):	[●]
Number of Existing Warrant shares:	[●]
Number of Exchange Warrant shares:	[●]